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                                                                    EXHIBIT 5.1

                               September 25, 1996

Ligand Pharmaceuticals Incorporated
9393 Towne Centre Drive
Suite 100
San Diego, CA  92121

         Re: 3,162,500 Shares of Common Stock of Ligand Pharmaceuticals Incorporated

Ladies and Gentlemen:

                  We have acted as counsel to Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 3,162,500 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement").

                  In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation, as amended through the date hereof, the Company's bylaws, as amended through the date hereof, and the originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below (the "Documents"). We are relying (without any independent investigation thereof) upon the truth and accuracy of the statements, covenants, representations and warranties set forth in such Documents.

                  On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.
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Ligand Pharmaceuticals                                       September 25, 1996
Incorporated                                                             Page 2

                  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus and any further amendments thereto. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                       Very truly yours,

                                       BROBECK, PHLEGER & HARRISON LLP